Joint Filer Information

Date of Event Requiring Statement:

September 15, 2010

Issuer Name and Ticker or Trading Symbol:

NCI Building Systems, Inc. (NCS)

Designated Filer:

CD&R ASSOCIATES VIII, LTD.

Other Joint Filers:

CLAYTON, DUBILIER & RICE FUND VIII, L.P CD&R FRIENDS & FAMILY FUND VIII, L.P. CD&R ASSOCIATES VIII, L.P.

CD&R INVESTMENT ASSOCIATES VIII, LTD.

Address:

The address of the principal office of each of CD&R ASSOCIATES VIII, LTD.

CLAYTON, DUBILIER & RICE FUND VIII, L.P CD&R FRIENDS & FAMILY FUND VIII, L.P. CD&R ASSOCIATES VIII, L.P.

     CD&R INVESTMENT ASSOCIATES VIII, LTD. is 375 Park Avenue, 18th Floor, New York, NY 10152

Signatures:

Dated: September 16, 2010

CLAYTON, DUBILIER & RICE FUND VIII, L.P.

By:	CD&R Associates VIII, Ltd.,
its general partner

/s/ Theresa A. Gore Name: Theresa A. Gore Title:

Vice President, Treasurer and Assistant Secretary

CD&R FRIENDS & FAMILY FUND VIII, L.P.

By:	CD&R Associates VIII, Ltd.,
its general partner

By:	/s/ Theresa A. Gore

	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant
Secretary

CD&R ASSOCIATES VIII, LTD.

By:	/s/ Theresa A. Gore

	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant
Secretary

CD&R ASSOCIATES VIII, L.P.

Form 4_Ex99.1_Joint_Filer.doc

By:	CD&R Investment Associates VIII,
Ltd., its general partner

By:	/s/ Theresa A. Gore

	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant
Secretary

CD&R INVESTMENT ASSOCIATES VIII, LTD.

By:	/s/ Theresa A. Gore

	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant
Secretary

Form 4_Ex99.1_Joint_Filer.doc